EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
Akorn, Inc.
Lake Forest, IL
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-147850, 333-162273, and 333-160077), and the Registration Statement on Form S-8 (Nos. 333-124190 and 333-161908) of Akorn, Inc. of our report dated March 13, 2008, relating to the consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
/s/ BDO Seidman, LLP
Chicago, Illinois
March 16, 2010